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                       TEXAS LIQUIDS, LLC
                         Balance Sheet
                     At September 30, 1998
  (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, subject to adjustment)
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                             Assets
                             ------
 Accounts receivable and unbilled revenues, net                                                      $ 4.4
 Inventory                                                                                        8.2
 Prepaid expenses                                                                                 0.5
                                                                                                               -----
                   Total current assets                                                                         13.1
                                                                                                               -----
 Goodwill                                                                                         0.3
                                                                                                                         -----
                   Total assets                                                                      $13.4
                                                                                                                    =====

                Liabilities and Members' Equity
                -------------------------------

 Accounts payable (including $0.6 to affiliates)                    $ 4.5
 Note payable to affiliate                                                                            4.3
 Other accrued expenses                                                                               1.6
                                                                                                    -----
    Total current liabilities                                             10.4

 Members' equity                                                           2.4
 Retained earnings                                                         0.6
                                                                                                    -----
    Total equity                                                           3.0
                                                                                                    -----
    Total liabilities and members' equity                                $13.4
                                                                                                    =====


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